Exhibit (5)(a)
Kenneth Blackburn
Senior Counsel
Legal Division
The Procter & Gamble Company
299 East Sixth Street
Cincinnati, OH 45202-3315
(513) 983-7676 phone
(513) 983-7635 fax
www.pg.com
November 4, 2011
The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Procter & Gamble International Funding SCA
26, boulevard Royal
L-2449 Luxembourg
Gentlemen/Mesdames:
This opinion is rendered for use in connection with the Registration Statement on Form S-3, filed by The Procter & Gamble Company (the “Company” or “Procter & Gamble”) and Procter & Gamble International Funding SCA (“PGIF”) with the Securities and Exchange Commission on November 4, 2011 (the “Registration Statement”), under which (i) an indeterminate aggregate principal amount of debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness of the Company (the “Procter & Gamble Debt Securities”) and (ii) an indeterminate aggregate principal amount of debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness of PGIF (the “PGIF Debt Securities”), fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantee”), in each case to be offered as set forth in the Registration Statement are being registered for sale to the public.
As counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion, including the Amended Articles of Incorporation, Regulations and By Laws of the Company and the records of the proceedings of the shareholders and directors of the Company.
This opinion is limited to the Federal laws of the United States, the laws of the State of Ohio and, to the extent set forth in the following sentence, the laws of the State of New York, each as currently in effect, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. Insofar as the opinions set forth herein are governed by the laws of the State of New York, I have relied as to all matters governed by such law upon the opinion dated the date hereof of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, addressed to the Company and PGIF and filed as an Exhibit to the Registration Statement. To the extent the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP contains conditions and limitations, I incorporate such conditions and limitations herein. Also, insofar as my opinion involves factual matters, I have relied, to the extent I deem proper, upon certificates of officers of the Company and certificates of public officials.
Upon the basis of the foregoing, I am of the opinion that:
     (a) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Ohio;
     (b) When the Registration Statement has become effective under the Securities Act, the terms of the Procter & Gamble Debt Securities and of their issue and sale have been duly established in conformity with the Indenture dated as of September 3, 2009 between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Procter & Gamble Indenture”), and the Procter & Gamble Debt Securities shall have been duly executed by the Company and authenticated and delivered by the Trustee in accordance with the Procter & Gamble Indenture and issued and sold as contemplated in the Registration Statement, then the Procter & Gamble Debt Securities will be legally issued and will constitute valid and binding obligations of the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and shall be entitled to the benefits of the Procter & Gamble Indenture.
     (c) When the Registration Statement has become effective under the Securities Act, the terms of the Guarantee have been duly established in conformity with the Indenture dated as of September 3, 2009 among PGIF, the Company and Deutsche Bank Trust Company Americas, as Trustee (the “PGIF Indenture”) and the PGIF Debt Securities and related Guarantee shall have been issued and sold as contemplated in the Registration Statement, then the Guarantee will be legally issued and will constitute a valid and binding obligation of the Company in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and shall be entitled to the benefits of the PGIF Indenture.
I hereby consent to the filing of this opinion as Exhibit (5)(a) to the Registration Statement and to the reference to my name in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Kenneth Blackburn Kenneth Blackburn Senior Counsel